UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2015

(Commission File Number) 001-34214

THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Kentucky	61-1256535
(State of incorporation)	(I.R.S. Employer Identification Number)

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(Address of Registrant’s principal executive office)

(859) 371-2340

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on June 19, 2015 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 5, 2014 (the “Merger Agreement”), by and between BB&T Corporation, a North Carolina corporation (“BB&T”), and The Bank of Kentucky Financial Corporation, a Kentucky corporation (“BKYF” or the “Company”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 19, 2015, pursuant to the Merger Agreement, the Company was merged into BB&T, with BB&T as the surviving entity (the “Merger”). Immediately following the Merger, The Bank of Kentucky, Inc., a Kentucky bank that was wholly owned by the Company, was merged into Branch Banking and Trust Company, a North Carolina bank wholly owned by BB&T, with Branch Banking and Trust Company as the surviving entity.

Under the terms and subject to the conditions of the Merger Agreement, holders of the Company’s common stock (other than shares held by BB&T, shares held in treasury by the Company, shares of restricted stock and shares held by shareholders who properly demand appraisal rights under Kentucky law) became entitled to receive, for each share of the Company’s common stock, 1.0126 shares of BB&T common stock and $9.40 in cash (the “Merger Consideration”).

Immediately prior to the closing of the Merger, the Company’s stock options, restricted stock unit awards and shares of restricted stock became fully vested and were cancelled and thereafter entitled the holders thereof to receive cash consideration (based on the value of the Merger Consideration) for such options, restricted stock units and restricted stock, as specified in the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on September 11, 2014 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the listing requirements of the NASDAQ Stock Market (the “NASDAQ”). On June 22, 2015, the Company notified the NASDAQ that the Merger had been completed and requested that the NASDAQ (i) suspend trading of the Company’s common stock on the NASDAQ, (ii) withdraw the Company’s common stock from listing on the NASDAQ prior to the open of trading on June 22, 2015, and (iii) file with the SEC a notification of delisting of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the Company’s common stock will no longer be listed on the NASDAQ.

Additionally, the Company intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the effective time of the Merger, each outstanding share of the Company’s common stock and each stock options, restricted stock unit awards and shares of restricted stock was cancelled and converted into the right to receive the respective consideration specified in the Merger Agreement.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

On June 19, 2015, BKYF was merged with and into BB&T pursuant to the Merger Agreement, with BB&T as the surviving entity.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, BKYF’s directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the effective time of the Merger, the Articles of Incorporation and the Second Amended and Restated By-laws of the Company ceased to be in effect by operation of law and the organizational documents of BB&T (as successor to the Company by operation of law) remained the Articles of Incorporation and Bylaws of BB&T. A copy of the Articles of Incorporation and Bylaws of BB&T are filed as Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, respectively, and incorporated herein by reference.

The information regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION, as successor to
The Bank of Kentucky Financial Corporation

Date: June 22, 2015	By:	/s/ Daryl N. Bible
		Name:	Daryl N. Bible
		Title:	Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 5, 2014, between BB&T Corporation and The Bank of Kentucky Financial Corporation (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by The Bank of Kentucky Financial Corporation on September 11, 2014).

3.1	Articles of Incorporation of BB&T Corporation, as amended and restated April 30, 2014 (incorporated herein by reference to Exhibit 3(i) of the Current Report on Form 8-K, filed by BB&T Corporation on May 2, 2014).

3.2	Bylaws of the Registrant, as amended and restated December 17, 2013 (incorporated herein by reference to Exhibit 3(ii) of the Current Report on Form 8-K, filed by BB&T Corporation on December 19, 2013).